EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Administaff, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Paul J. Sarvadi, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

     1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Paul J. Sarvadi

Paul J. Sarvadi
President and Chief Executive Officer
August 12, 2003

     A signed original of this written statement required by Section 906 has been provided to Administaff, Inc. and will be retained by Administaff, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.